                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) Of The Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ZIONS BANCORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              ZIONS BANCORPORATION
             One South Main, Suite 1380, Salt Lake City, Utah 84111

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 25, 1997

To the Shareholders:

         The Annual Meeting of the Shareholders of Zions Bancorporation (the "Company") will be held in the Founders' Room of Zions First National Bank, One South Main Street, Salt Lake City, Utah, on Friday, April 25, 1997, at 1:30 p.m. for the following purposes:

         1. To elect directors for the terms specified in the attached Proxy Statement (Proposal 1);

         2. To approve an increase in the number of authorized shares of Capital Stock of the Company (Proposal 2);

         3. To approve the appointment of independent auditors for the year 1997 (Proposal 3); and

         4. To transact such other business as may properly come before the shareholders (Proposal 4).

         Your proxy is being solicited by the Board of Directors. For the reasons stated herein, your Board of Directors unanimously recommends that you vote "for" proposals 1, 2 and 3 and "authority" for proposal 4.

         A Proxy Statement, Proxy Card, and a copy of the Annual Report on the Company's operations during the fiscal year ended December 31, 1996, accompany this notice.

         IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE MEETING. SHAREHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON SHOULD IMMEDIATELY SIGN, DATE AND MAIL THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

         The prompt return of proxies will save the Company the expense of further requests for proxies which might otherwise be necessary in order to ensure a quorum.

By order of the Board of Directors

Dale M. Gibbons
Secretary

Salt Lake City, Utah
March 26, 1997

                                PROXY STATEMENT

                              ZIONS BANCORPORATION
             One South Main, Suite 1380, Salt Lake City, Utah 84111

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 25, 1997


                               VOTING AT THE MEETING
         Your proxy is solicited by your Board of Directors. It will be voted as you direct. If no contrary direction is given, your proxy will be voted:

            -    FOR the election of directors listed below;
            - FOR the increase in the number of authorized capital shares as described in this Proxy Statement; and
            - FOR approval of the selection of KPMG Peat Marwick LLP, Certified Public Accountants, as independent auditors for the Company for the fiscal year ending December 31, 1997.

         You may revoke your proxy at any time before it is voted by giving written notice to the Secretary, Zions Bancorporation, or by mailing a later-dated proxy or by voting in person at the meeting.

         The only shares that may be voted are the 14,576,026 shares of common stock outstanding at the close of business on February 24, 1997, the record date for the meeting. Each share is entitled to one vote.

         Shareholders may expressly abstain from voting on Proposals 2 and 3 in the accompanying Notice of Annual Meeting of Shareholders. Where some or all of the shares represented by the duly executed and returned proxy of a broker or other nominee are not voted on one or more items, pursuant to the rules of the national securities exchange of which the nominee is a member or of the National Association of Securities Dealers or otherwise, the shares will be treated as represented at the meeting but not voted. On all matters other than the election of directors, the action will be approved if a quorum is present and the number of shares voted in favor of the action exceeds the number of shares voted against the action.

         The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock held in a broker or nominee name. Directors, officers and employees of the Company may solicit proxies in person or by mail or telephone, but will receive no extra compensation for doing so. This Proxy Statement is first being mailed to the shareholders of Zions Bancorporation on or about March 26, 1997.

                      NOMINATION AND ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         It is intended that the proxies received will be voted for the election of nominees for director named herein unless otherwise indicated. In case any of the nominees named herein is unable or declines to serve, an event which management does not anticipate, proxies will then be voted for a nominee who shall be designated by the present Board of Directors to fill such vacancy. Directors are elected by a plurality of the votes cast at the meeting, with the four persons receiving the highest number of votes to be elected.

         The following persons are nominated for election as directors for the specified term, and until their successors are elected and qualified, and will, together with other directors presently in office, constitute the entire elected Board of Directors:
                                Three-year Term
                                ---------------
                                   R. D. Cash
                               Richard H. Madsen
                                Robert G. Sarver
                               Harris H. Simmons

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

The following information is furnished with respect to each of the nominees for election as directors, as well as for directors whose terms of office will not expire prior to the Annual Meeting of Shareholders:

                                                                                                          PRESENT
                                                                                              DIRECTOR      TERM
                 NOMINEES                  PRINCIPAL OCCUPATION DURING PAST FIVE YEARS          SINCE     EXPIRES     AGE
                 --------                  -------------------------------------------         ------     -------     ---

                 R.D. Cash(2)              Chairman, President and Chief Executive Officer      1989        1997       54
                                           of Questar Corporation, Salt Lake City, Utah;
                                           Member of the Board of Directors of Zions First
                                           National Bank; Director, Energen Corporation.

                 Richard H. Madsen(1)      Chairman, President and Chief Executive              1994        1997       58
                                           Officer, ZCMI.

                 Robert G. Sarver(4)       Executive Director, Southwest Value Partners         1994        1997       35
                                           and Affiliates; Chairman and Chief Executive
                                           Officen of G B Bancorporation; Director,
                                           Monterey Homes Corporation; President, National
                                           Bank of Arizona, 1992-1994; Vice Chairman,
                                           National Bank of Arizona, 1990-1992.




                 Harris H. Simmons(2)(5)   President  and Chief  Executive Officer  of the      1989        1997       42
                                           Company;  President,  Chief  Executive Officer,
                                           and Member  of the Board of  Directors of Zions
                                           First  National  Bank; Member  of the  Board of
                                           Directors  of  Questar   Corporation  and  O.C.
                                           Tanner Co.

                 DIRECTORS WITH UNEXPIRED TERMS OF OFFICE

                 Jerry C. Atkin(3)         Chairman,   President   and   Chief   Executive      1993        1999       48
                                           Officer, SkyWest Airlines, St. George, Utah.

                 Grant R. Caldwell(1)      Retired, former Partner, KMG Main Hurdman, Salt      1993        1999       72
                                           Lake City, Utah.

                 Roger B. Porter(1)(3)     IBM  Professor  of   Business  and  Government,      1993        1998       50
                                           Harvard University; Assistant  to the President
                                           for  Domestic and  Economic Affairs,  The White
                                           House, 1989-1992; Director, Rightchoice Managed
                                           Care Inc.

                 L.E. Simmons(4)(5)        President, SCF  Investment  Partners  and  L.E.      1978        1998       50
                                           Simmons  &  Associates,  Inc.  (Private  Equity
                                           Investment    Management),    Houston,   Texas;
                                           Director,   Drilex   International   Inc.   and
                                           Tuboscope Vetco International Corp.

                 Roy W. Simmons(2)(4)      Chairman  of the Company; Chairman of the Board      1961        1999       81
                                           of Directors  of  Zions  First  National  Bank;
                                           Member of the  Board of Directors of Beneficial
                                           Life Insurance Co.;  Director, Ellison Ranching
                                           Co.

                 I.J. Wagner(1)(2)         President,  The   Keystone  Company  (Corporate      1965        1998       81
                                           Investments), Salt Lake City, Utah.

                 Dale W. Westergard(3)     Retired/Former Executive Vice  President of the      1984        1999       71
                                           Company; Member  of the Board  of Directors  of
                                           Zions First National Bank.

(1) Member of the Audit Committee
(2) Member of the Executive Committee
(3) Member of the Executive Compensation Committee
(4) Member of the Credit Review/Compliance Committee
(5) Son of Roy W. Simmons

                           COMPENSATION OF DIRECTORS

         The Company's outside directors currently receive a $12,000 annual retainer and $600 for each regular and special meeting attended. Members of the committees receive $500 for each committee meeting attended. The Chairman of the Audit Committee receives an additional $6,000 annual retainer and members of the Audit Committee receive an additional $3,000 annual retainer. Directors who are full-time compensated employees of the Company do not receive either the retainer or any other compensation for meetings of the Board of Directors or its committees.

         The Company maintains a Deferred Compensation Plan for directors whereby a director may elect to defer receipt of all or a portion of his compensation until retirement or resignation from the Board. The director may elect to invest the deferred fees in an interest-bearing unsecured note, or in "phantom" stock, whereby the earnings will be calculated as if the deferred compensation had been invested in the Company's common stock (although an actual investment is not made and settlement is made only in cash).

                      COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held seven meetings during the fiscal year ending December 31, 1996. Of the Board's four standing committees, the Executive Committee met once, the Audit Committee met five times, the Executive Compensation Committee met once, and the Credit Review/Compliance Committee met four times during the fiscal year ending December 31, 1996. Membership in these committees is indicated above in the listing of directors. Average attendance at Board and committee meetings held during the year was 98%. The Company has no nominating committee and no other established committee acts in that capacity.

         The Executive Committee reviews projects or proposals which require prompt action on the part of the Company. The Executive Committee is authorized to exercise all powers of the Board of Directors with respect to such projects or proposals for which it would not be practicable to delay action pending approval of the entire Board. The Executive Committee does not have authority to amend the Articles of Incorporation or Bylaws, adopt a plan of merger, or to recommend to shareholders the sale of all or substantially all of the Company's assets.

         The Audit Committee reviews and discusses the plan for, and results of, the annual audit with the Company's independent auditors and approves non-audit services provided by them. The Committee also reviews the Company's internal auditing, control and accounting systems. In addition, the Committee makes recommendations to the Board concerning the selection of independent auditors.

         The Executive Compensation Committee fixes the compensation of corporate executive officers and approves any employment or consulting contracts with corporate officers who are not also directors.

         The Credit Review/Compliance Committee is a joint committee of the Company and Zions First National Bank. The Committee monitors the results of internal credit examinations, and reviews adherence to policies established by the Board and by management with respect to lending, as well as with respect to general management issues.

                       EXECUTIVE OFFICERS OF THE COMPANY

         The following information is furnished with respect to certain of the executive officers of the Company.

                 INDIVIDUAL             PRINCIPAL OCCUPATION DURING PAST FIVE YEARS**                   OFFICER SINCE    AGE
                 ----------             ---------------------------------------------                   -------------    ---

                 Roy W. Simmons*        Chairman of the Company; Chairman of the Board of Directors         1961          81
                                        of Zions First National Bank; Member of the
                                        Board of Directors of Beneficial Life Insurance Co.

                 Harris H. Simmons*     President and Chief Executive Officer of the Company;               1981         42
                                        President, Chief Executive Officer and Member of the Board
                                        of Directors of Zions First National Bank; Member of the
                                        Board of Directors of Questar Corporation and O.C. Tanner
                                        Co.

                 Danne L. Buchanan      Senior Vice President of the Company; President of Zions            1995         39
                                        Data Service Company; prior to March 1995, Senior Vice
                                        President and General Manager of Zions Data Service Company.

                 Gerald J. Dent         Senior Vice President of the Company; Executive Vice                1987         55
                                        President of Zions First National Bank.

                 Dale M. Gibbons        Senior Vice President, Chief Financial Officer and Secretary        1996         36
                                        of the Company; Executive Vice President and Secretary of
                                        Zions First National Bank; prior to August 1996, Senior Vice
                                        President of First Interstate Bancorp.

                 John J. Gisi           Senior Vice President of the Company; Chairman and                  1994         51
                                        Chief Executive Officer of National Bank of Arizona; Director,
                                        ASR Investments Corp.

                 Clark B. Hinckley      Senior Vice President of the Company; prior to March 2,             1994         49
                                        1994, President of Zions First National Bank of Arizona.

                 George Hofmann III     Senior Vice President of the Company; President and  Chief          1995         47
                                        Executive Officer of Nevada State Bank; prior
                                        to April 1995, Senior Vice President of Zions First
                                        National Bank.

                * Roy W. Simmons (Chairman of the Company) is the father of Harris H. Simmons (President and Chief Executive Officer of the Company) and L. E. Simmons (a member of the Board of Directors of the Company).
               ** Officers are elected for indefinite terms of office and may be replaced at the discretion of the Board of Directors.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth as of February 24, 1997, the record and beneficial ownership of the Company's common stock by the principal common shareholders of the Company.


                                                                                                      Common Stock
                 Name and Address                                    Type of Ownership         No. of Shares    % of Class
                 ----------------                                    -----------------         -------------    ----------

                 Roy W. Simmons                                      Record and Beneficial           569,203         3.90%
                          One South Main Street                      Beneficial(1)                   497,844         3.42%
                          Salt Lake City, Utah 84111                                                 -------         -----
                                                                                                   1,067,047         7.32%

                 Zions First National Bank                           Record(2)                     1,128,003         7.74%
                          One South Main Street
                          Salt Lake City, Utah 84111

-------------------------------------
(1) Represents Roy W. Simmons' beneficial ownership interest in 497,844 shares held by a company in which Mr. Simmons serves as a director.
(2) These shares are owned of record as of February 24, 1997, by Zions First National Bank, a subsidiary of the Company, in its capacity as fiduciary for various trust and advisory accounts. Of the shares shown, Zions First National Bank has sole voting power with respect to a total of 799,344 shares (5.48% of the class) it holds as trustee for the Zions Bancorporation Employee Stock Savings Plan, the Zions Bancorporation Employee Investment Savings Plan, and the Zions Bancorporation Profit Sharing Plan. Zions First National Bank also acts as trustee for the Zions Bancorporation Dividend Reinvestment Plan, which holds 253,689 shares (1.74% of the class) and the Zions Bancorporation PAYSOP Plan, which holds 74,970 shares (.52% of the class) as to which Zions First National Bank does not have or share voting power.

         Set forth below is the beneficial ownership, as of February 24, 1997, of the Company's common stock by each of the Company's directors, and all directors and officers as a group.

                                      No. of  Shares               % of
Directors                           Beneficially Owned             Class
---------                           ------------------            --------
Jerry C. Atkin                              1,950                      *(1)
R. D. Cash                                  6,250                      *(1)
Grant R. Caldwell                           1,250                      *(1)
Richard H. Madsen                          49,905                      *(1)
Roger B. Porter                               250                      *(1)
Robert G. Sarver                          103,210                      *(1)
Harris H. Simmons                         580,895(2)                3.98
L. E. Simmons                             535,581(2)                3.67
Roy W. Simmons                          1,067,047(2)                7.32
I. J. Wagner                               70,750                      *(1)
Dale W. Westergard                         40,438                      *(1)
All directors and officers
   as a group (32 persons)              1,869,679                  12.75

-------------------------------------

  (1)    Immaterial percentage of ownership
  (2) Totals include 497,844 shares attributed to each individual through serving as a director in a company holding such shares in the Company. Of such 497,844 shares attributed to Harris H. Simmons, Mr. Simmons holds an option to acquire 46,698 shares, all of which are vested and presently exercisable.


         Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission. The secretary of the Company acts as a compliance officer for such filings of its officers and directors, and prepares reports for such persons based on information supplied by them. Based solely on its review of such information, the Company believes that for the period from January 1, 1996 through December 31, 1996, its officers and directors were in compliance with all applicable filing requirements, except that Mr. Richard H. Madsen and, Mr. Clark B. Hinckley filed late reports on shares given as gifts and Ms. Susan Mooney Johnson, a director of Zions First National Bank, filed a late report on shares purchased.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table shows compensation earned from the Company for services rendered during fiscal years 1996, 1995 and 1994 for the person who was chief executive officer at the end of the last fiscal year, and the four most highly compensated executive officers of the Company whose salaries and bonuses exceeded $100,000 in 1996.

SUMMARY COMPENSATION TABLE

                                                                             Long-term
                                                  Annual                   Compensation
                                              Compensation(1)                 Awards
                                             -----------------          ------------------
                                                                       Value-      Securities        All Other
                                             Salary        Bonus       Sharing     Underlying      Compensation
Name and Principal Position        Year  ($)(2)(3)(4)    ($)(4)(5)     ($)(7)     Options(#)(6)  ($)(4)(8)(9)(10)
---------------------------        ----  -------------  ----------     -------    -------------  ----------------
Harris H. Simmons                  1996     353,103        200,000     144,950        5,000            8,734
    President and Chief Executive  1995     355,326        170,000      84,950        5,000           19,179
    Officer, Zions Bancorporation  1994     322,524        155,000           0        5,000           10,132


John J. Gisi(11)(12)               1996     216,500         98,000           0        3,000            8,986
    Senior Vice President, Zions   1995     194,904         90,000           0        5,000           10,560
    Bancorporation; Chairman and   1994     200,335         80,000           0        3,250           67,367
    Chief Executive Officer of
    National Bank of Arizona


A. Scott Anderson                  1996     197,647        100,000     115,960        3,000            8,365
    Executive Vice President,      1995     190,349         87,500      67,960        2,000            9,449
    Zions First National Bank      1994     184,199         70,000           0        3,500           10,580


W. David Hemingway                 1996     173,688         90,000     115,960        2,250           11,482
    Executive Vice President,      1995     162,689         73,000      67,960        1,750           12,918
    Zions First National Bank      1994     158,100              0           0        3,500           13,869

John B. D'Arcy                     1996     158,773         67,000     115,960        1,800           13,068
    Executive Vice President,      1995     152,897         58,000      67,960        1,750           14,284
    Zions First National Bank      1994     147,428         56,000           0        2,750           11,185

_____________________________________
(1) The column for other annual compensation has been omitted since the only items reportable thereunder for the named persons are perquisites, which did not exceed the lesser of $50,000 or 10% of salary and bonus for any of the named persons.
(2) See "Certain Relationships and Related Transactions" regarding non-qualified stock option income for John J. Gisi recognized in 1995 and 1996.
(3) Includes all contributions to the Company's Employee Stock Savings Plan, Employee Investment Savings Plan, and Employee Medical Plan made through salary reductions and deferrals.
(4) All employees of the Company who have at least one year of service, have worked at least 1,000 hours in the previous twelve months, and are at least twenty-one years of age are eligible to participate in the Company's Employee Stock Savings Plan and the Company's Employee Investment Savings Plan, which are defined contribution plans qualified under 401(k) of the Internal Revenue Code. The plans require contributions from participants in increments of one percent of compensation, up to a maximum of fifteen percent. Contributions made under the Employee Stock Savings Plan are aggregated with contributions made under the Employee Investment Savings Plan for purposes of establishing the maximum contribution limitation, which is fifteen percent. If the participant elects to have his contributions invested in the Company's common stock through the Employee Stock Savings Plan, the Company shall contribute to the participant's account an amount equal to fifty percent of the participant's contribution, up to five percent of the participant's compensation. The Company shall contribute an additional amount equal to twenty-five percent of the participant's contribution to the Employee Investment Savings Plan, approximately five to ten percent of the participant's compensation. Additional contributions of up to five percent of compensation may be made by a participant but are not matched by the Company. The Company's contributions are determined by reference to the employees' contributions and are not discretionary. Vesting occurs upon contribution; however, distribution of Company contributions is made only upon retirement, permanent disability, death, termination of employment, or special hardship situations. Participant contributions are included in amounts shown as "Salary," above. The Company's matching contributions are included under "All Other Compensation," above. For each of the persons named above, the amounts accrued for 1996, 1995 and 1994 were as follows, respectively: Mr. Simmons, $3,750, $14,316 and $6,031; Mr. Gisi, $5,625, $7,200 and $4,620; Mr. Anderson, $1,841, $3,160
     and $5,158; Mr. Hemingway, $5,353, $6,995 and $8,786; and Mr. D'Arcy,
     $5,625, $8,144 and $4,975.
(5) Cash bonuses are reported in the year earned but are paid in the following year. Bonuses for Mr. Harris H. Simmons are established by the Executive Compensation Committee of the Board of Directors (the "Compensation Committee"). Bonuses for the other named officers are recommended by Mr. Simmons and approved by the Compensation Committee. Bonuses are discretionary, but are generally based upon the operating results of the Company and the performance of the individuals.
(6) Options shown were issued under the Company's Incentive Stock Option Plan. The plan is administered by the Compensation Committee. Options granted have an exercise price equal to the fair market value on the date of grant, vest over a term of three to five years, and expire in six years.
(7) Does not include amounts accrued by the Company against its potential future liability under the Senior Management Value-Sharing Plan, a deferred bonus plan for senior management. Awards funds were established under the plan in 1991, 1992, 1993, 1994, 1995 and 1996 and members of senior management were granted units of participation in each award fund. Payouts under the plan with respect to each award fund occur four years following the establishment of such fund, and are determined by applying a formula established in connection with each award fund to the Company's average return on equity and average per-share earnings during the four-year period. The Company intends to establish award funds in future years. The Company estimates its annual accrual against future payout under the plan each year by applying the formula established for each award fund by the Board of Directors to the Company's performance in the year. Through December 31, 1994, no amounts were paid out under the plan. Payout occurred under the plan in 1996 and 1995. Payouts are reported in the above table under "Long-term Compensation Awards." For each of the persons named above, the amounts accrued for 1996, 1995 and 1994 were as follows, respectively: Mr. Simmons, $390,165, $211,192 and $127,731; Mr. Gisi, $199,173, $76,013 and $19,372; Mr. Anderson, $274,519, $151,769 and
     $95,793; Mr. Hemingway, $259,941, $147,845 and $95,793; and Mr. D'Arcy,
     $259,941, $147,845 and $95,793. See "Long-term Incentive Plan Awards in Fiscal 1996," that follows.
(8) Includes amounts accrued under the Company's noncontributory Supplemental Retirement Plan for officers of the Company and officers of certain subsidiary companies who are second vice presidents or above. Benefits to be paid at normal retirement age (65) are $5,000 per year for a period of ten years for second vice presidents or equivalent other rank, $10,000 per year for a period of ten years for vice presidents or equivalent other rank, and $20,000 per year plus a discretionary portion for all senior vice presidents and above. These benefits do not vest prior to attainment of normal retirement age, and will not normally be paid if the employee terminates for any reason prior to normal retirement age other than death, or, in the discretion of the Board of Directors, upon early retirement. For each of the persons named above, the amounts accrued for 1996, 1995 and 1994 were as follows, respectively: Mr. Simmons, $1,623, $1,503 and $1,391; Mr. Anderson, $3,163, $2,929 and $2,712; Mr. Hemingway, $2,768,
     $2,563 and $2,373; and Mr. D'Arcy, $4,082, $3,780 and $3,500.  Mr. Gisi,
     who joined the Company in 1994, does not participate in the Supplemental Retirement Plan.
(9) Amounts of All Other Compensation are amounts contributed or accrued for the named officers under the Company's Employee Stock Savings Plan, Employee Investment Savings Plan, Supplemental Retirement Plan, and Employee Profit Sharing Plan.
(10) In 1992, the Board of Directors adopted the Zions Bancorporation Employee Profit Sharing Plan, a defined contribution plan, pursuant to which an award is made to all employees as a percentage of salary and bonus when the Company achieves annual profits representing a return on equity (net income divided by average shareholders' equity) target established by the Board of Directors of at least 14%. The minimum award is 1% of covered payroll at 14% return on equity, with the award to be a greater percentage of covered payroll if the return on equity is greater. Amounts accrued to the accounts of employees are invested in Company common stock. For each of the persons named above, the amounts accrued for 1996, 1995 and 1994 were as follows, respectively: Mr. Simmons, $3,361, $3,360 and $2,710; Mr. Gisi, $3,361, $3,360 and $0; Mr. Anderson, $3,361, $3,360 and $2,710;
     Mr. Hemingway, $3,361, $3,360 and $2,710; and Mr. D'Arcy, $3,361, $3,360
     and $2,710.

(11) Includes $62,747 in moving expenses paid to Mr. Gisi in 1994 preparatory to changing corporate headquarters for a subsidiary of the Company.
(12) Mr. Gisi's employment by the Company commenced with the acquisition by the Company of National Bancorp of Arizona, Inc. on January 14, 1994.

STOCK OPTION GRANTS IN FISCAL YEAR 1996

         The following table shows the number of shares with respect to which options were granted during 1996 to each of the named persons, together with the percentage of all grants to employees which the grant to the named person represents, the exercise price of such option, and the expiration date of the option.


                                                             Potential Realizable Value at
                                                             Assumed Annual Rates of Stock
                                                                Price Appreciation for
                             Individual Grants                       Option Term(1)
                     ------------------------------------   --------------------------------
                                 % of Total
                                  Options
                     Options      Granted to     Exercise
                     Granted     Employees in    Price      Expiration
       Name           (#)(2)     Fiscal Year     ($/Sh)       Date        5% ($)     10% ($)
       ----          --------   -------------    ---------  ----------   -------    --------

Harris H. Simmons     5,000          5.73          72.50    03-07-2002   123,300    279,730

John J. Gisi          3,000          3.44          72.50    03-07-2002    73,980    167,838

A. Scott Anderson     3,000          3.44          72.50    03-07-2002    73,980    167,838

W. David Hemingway    2,250          2.58          72.50    03-07-2002    55,485    125,878

John B. D'Arcy        1,800          2.06          72.50    03-07-2002    44,388    100,703

-------------------------------------

(1) Potential unrealized value is based on an assumption that the price of the common stock appreciates at the annual rate shown
         (compounded annually) from the date of grant until the end of the six-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.
(2) The Company's Incentive Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the eligibility of employees, the number of shares to be granted and the terms of such grants. All stock options granted in fiscal year 1996 were incentive stock options, have an exercise price equal to the fair market value on the date of grant, vest 25% per year beginning one year after date of grant, and have a term of six years. The Plan also provides for same-day sales, i.e., cashless exercises.

In accordance with the terms of the Non-Employee Directors Stock Option Plan, non-qualified options were granted to each non-employee director in 1996. Each grant is an option to purchase 1,000 shares at $75.00 per share. The options vest and become exercisable in four equal installments of 250 shares beginning six months after the date of grant and continuing at one-year intervals thereafter. The 1996 options expire on April 26, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth the number of shares acquired by any of the named persons upon exercise of stock options in 1996, the value realized through the exercise of such options, and the number of unexercised options held by such person, including both those which are presently exercisable, and those which are not presently exercisable.

                                                        Number of
                                                    Shares Underlying       Value of Unexercised
                                                       Unexercised                 In-the-
                       Shares                            Options                Money Options
                      Acquired                      at 12-31-96(#)(1)          at 12-31-96($)(2)
                        Upon                    ------------------------   ------------------------
                       Option         Value                     Not                         Not
    Name             Exercise(#)   Realized($)  Exercisable  Exercisable   Exercisable  Exercisable
    ----             -----------   -----------  -----------  -----------   -----------  -----------
Harris H. Simmons       6,500        325,813       3,750        11,250        237,344      548,281

John J. Gisi           14,200        909,824       6,474        15,876        521,369    1,109,743

A. Scott Anderson       3,500        171,937       2,250         6,250        143,062      298,938

W. David Hemingway         -              -        6,349        10,151        476,461      725,445

John B. D'Arcy          2,000         77,380       1,187         4,863         75,008      249,723


-------------------------------------
(1) Of the shares shown as underlying unexercised options for Mr. Gisi, a total of 3,600 exercisable and 7,200 unexercisable represent options received in exchange for options of National Bancorp of Arizona, Inc. upon its acquisition by the Company.
(2) Potential unrealized value is (i) the fair market value at fiscal 1996 year-end ($104.00) less the option exercise price, times (ii) the number of shares.

LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL 1996

         The following table sets forth certain information regarding awards made in 1996 pursuant to the Company's Senior Management Value- Sharing Plan, which is a deferred bonus plan intended to encourage the creation of long-term shareholder value and promote teamwork among subsidiaries and divisions. The plan was established in 1991 by the Board of Directors upon the recommendation of the Compensation Committee. Members of senior management were granted units of participation in each annual award fund. Payouts under the plan are to be determined by allocating the award fund among the holders of units of participation in proportion to the number of units held by the participant.
The size of each award fund is determined according to a formula which uses the Company's average return on shareholders' equity (net income divided by average shareholders' equity) over a four-year period to determine the amount of the award fund, with an adjustment based on the Company's aggregate earnings per share over that period. Relatively higher average returns on shareholders' equity, and relatively higher earnings per share will make the award fund larger. An additional award fund is proposed to be established each year, although future awards are subject to the discretion of the Compensation Committee and the Board of Directors. Such award funds have been established annually since the plan's inception.

         The award fund established in 1996 is to range in amount from $0 for an average return on shareholders' equity ("AROE") of 14% over the four years beginning in 1996, to a maximum of $5,038,200, corresponding to an AROE of 22% for such period. The award fund will then be adjusted by a factor determined by the aggregate earnings per share for such period ("AEPS"). If the AEPS is less than $25.01, the factor will be 0, and there will be no amounts paid under the plan. If the AEPS is greater than $25.01, the factor will be a number between 1 and a maximum of 1.33. Accordingly, the maximum aggregate of all payments possible under the 1996 award fund is $6,700,806. Adjustments are to be made for stock splits, stock dividends and other changes to the Company's capitalization.

         Each member of senior management designated by the Compensation Committee to participate in the award fund established for a given period has been awarded a number of performance units in the plan. The following table sets forth estimated future payouts for the named individuals under the award fund established in 1996 based on the following assumptions, respectively: the threshold amount represents the minimum amount payable under the plan ($0); the target amount represents a calculation based on the assumptions that the Company's AROE for each of fiscal years 1997-1999 will be equivalent to the Company's AROE in fiscal 1996 (as to which there can be no assurance) and that an AEPS of $27.36 will be achieved, which is the equivalent of the 1996 EPS being earned in each of the four years (also as to which there can be no assurance); and the maximum amount represents the maximum possible amount payable to the named individuals from the award fund established under the plan in 1996.

                                                       Estimated Future Payout
                                                  Under Non-stock Price-based Plans
                     Number of     Performance    ----------------------------------
                    Performance   Period Until    Threshold     Target      Maximum
    Name               Units         Payout           ($)        ($)           ($)
    ----            -----------   ------------    ---------    -------      --------
Harris H. Simmons      8,755         4 Years          0        356,775      434,554
John J. Gisi           5,625         4 Years          0        229,224      279,196
A. Scott Anderson      6,175         4 Years          0        251,637      306,496
W. David Hemingway     5,625         4 Years          0        229,224      279,196
John B. D'Arcy         5,625         4 Years          0        229,224      279,196

RETIREMENT PLAN

         The Company's retirement plan covers substantially all full-time employees who have five years or more of service with the Company. The retirement plan is a defined benefit plan. It provides a retirement income for participating employees according to a formula which takes into account an employee's average annual compensation and years of service with the Company. Compensation for these purposes includes salary, bonuses and payouts under incentive plans. Subject to certain minimum provisions, the annual benefit payable upon normal retirement at age 65 is:

         1. The number of years of benefit service that the employee has accrued in the plan up to December 31, 1991, multiplied by the average of the highest consecutive five years of compensation up to December 31, 1991, and multiplied by a factor of .0165; PLUS

         2. Each year's annual compensation subsequent to December 31, 1991, individually multiplied by a factor of .0165.

         The maximum benefits payable pursuant to the Company's retirement plan are limited by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. Under current regulations, annual benefits would be capped at $120,000 per year and earnings for the purpose of determining benefits cannot exceed $150,000. Effective January 1, 1994, the Company adopted its Executive Management Pension Plan, which is a supplemental executive retirement plan (SERP), to restore pension benefits limited by the Code sections referred to above. The SERP is an unfunded, nonqualified plan under which benefits are paid from the Company's general assets. The Board of Directors determines the participants in the SERP from among those employees of the Company who are or have been, on or after the effective date of the SERP, members of the Company's Executive Management Committee and who (1) are employed in a management position with the Company having principal responsibility for the management, direction and success of the Company as a whole or a particular business unit thereof, or (2) are highly compensated employees of the Company within the meaning of ERISA Section 401.

         The following table illustrates the estimated annual benefits payable under the plan in various classifications as to remuneration and years of service upon retirement based on a combination of the basic pension plan and the SERP.

PENSION PLAN TABLE

                                                                         Years of Service*
                                      -------------------------------------------------------------------------------------------
                                       6 Yrs to '91      6 Yrs to '91      6 Yrs to '91       6 Yrs to '91        6 Yrs to '91
                       Average        9 Yrs after '91  14 Yrs after '91  19 Yrs after '91   24 Yrs after '91    29 Yrs after '91
                    Annual Earnings      15 Years           20 Years          25 Years          30 years           35 years
                    ---------------   ---------------   ----------------  ---------------- ------------------ -------------------
                           $600,000        $148,500          $195,000          $247,500           $297,000            $346,500

                            500,000         123,750           165,000           206,250            247,500             288,750

                            400,000          99,000           132,000           165,000            198,000             231,000

                            350,000          86,625           115,500           144,375            173,250             202,125

                            300,000          74,250            99,000           123,750            148,500             173,250

                            250,000          61,875            82,500           103,105            123,750             144,375

                            200,000          49,500            66,000            82,500             99,000             115,500

                            150,000          37,125            49,500            61,875             74,250              86,625

                            100,000          24,750            33,000            41,250             49,500              57,750

*The estimated years of credited service at retirement for the individuals listed in the Summary Compensation Table are 38 years for Harris H. Simmons, 16 years for John J. Gisi, 21 years for A. Scott Anderson, 39 years for W. David Hemingway and 18 years for John B. D'Arcy, all of whom are presently participants in the SERP. The benefit amounts listed in the table reflect differences due to accrued benefits attained under a formula in effect during previous years, and thus are subject to adjustment. Under current regulations, annual benefits would be capped at $120,000 per year and earnings for the purpose of determining benefits cannot exceed $150,000 under the retirement plan, but such caps would have no effect on annual benefits payable to participants in the SERP.

         On December 20, 1996, the Board of Directors approved changes in the Company's defined benefit plan. These changes will result in the benefit plan being defined as a lump sum cash value rather than an annuity at age 65. Under these changes, a participant in the plan can elect to receive an annuity equal to the actuarial equivalent value of participant's cash balance account. A participant's cash balance account is equal to the sum of the initialized account balance, cash balance pay credits, and interest credits. The initialized account balance is the January 1, 1997, present value of the December 31, 1996, approved benefit. Present value is based upon 7% interest and the IRS unisex mortality table. For each year of credited service, cash balance pay credits are equal to the participant's earnings multiplied by the applicable pay credit percentage shown in the chart below. Annual interest credits are based on the GATT 30-year bond rate (6.48% for 1997).

                                                AGE                      PAY CREDIT
                                                Less than 30             2.25%
                                                30-39                    3%
                                                40-49                    4%
                                                50-54                    5.25%
                                                55-59                    7%
                                                60 or over               9.25%

SUPPLEMENTAL RETIREMENT PLAN

         The Company's Supplemental Retirement Plan is a fixed benefit plan which provides additional retirement benefits for a select group of officers of the Company and certain subsidiaries having the rank of second vice president or above. Benefits to be paid at normal retirement age (65) are $5,000 per year for a period of ten years for second vice presidents or equivalent other rank, $10,000 per year for a period of ten years for vice presidents or equivalent other rank, and $20,000 per year plus a discretionary portion for all senior vice presidents and above. These benefits do not vest prior to attainment of normal retirement age, and will not normally be paid if the employee terminates for any reason prior to normal retirement age other than upon death. In the event of death prior to normal retirement age, the plan pays to the named beneficiary the equivalent benefit, without reduction, for a period of ten years. Persons who are older than 55 when first achieving rank covered by the plan will normally receive a lesser benefit under the plan, as determined at the discretion of the Board of Directors. Early retirement under the plan may be allowed, in which case benefits may be reduced at the discretion of the Board of Directors.

         Effective July 1, 1994, the Supplemental Retirement Plan was terminated with respect to new or additional grants, with no effect on existing participants. The annual benefit payable to Messrs. Simmons, Anderson, Hemingway and D'Arcy upon retirement will be $20,000 each. Mr. Gisi, who joined the Company in 1994, does not participate in the Supplemental Retirement Plan.

                   PERFORMANCE GRAPH FOR ZIONS BANCORPORATION
              INDEXED COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

                      1991     1992       1993      1994      1995        1996
                      ----     ----       ----      ----      ----        ----
S & P 500             100     107.61     118.46     120.02    165.12     203.03
KBW                   100     127.42     134.48     127.62    204.41     289.15
Zions Bancorporation  100     180.23     180.14     180.31    410.42     538.33

Note: Assumes $100 invested on 12-31-91 in Zions Bancorporation, S & P 500 stock market index and Keefe, Bruyette & Woods (KBW) 50 bank stock index. Assumes reinvestment of dividends on a quarterly basis.


                              ZIONS BANCORPORATION
                            RETURN ON AVERAGE EQUITY

                                   PERCENTAGE
                             1992            19.64%
                             1993            20.33%
                             1994            18.82%
                             1995            20.47%
                             1996            21.63%

                         COMPENSATION COMMITTEE REPORT

            SUMMARY OF COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

The Executive Compensation Committee (the "Compensation Committee") of the Board of Directors has furnished the following report on executive compensation:

         Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which attempt to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers with those of its shareholders. In the Company, return on average shareholders' equity is a critical focus in the establishment of long-term incentive programs. Due to the Company's relatively modest compensation structure, the Compensation Committee has not adopted a policy regarding the federal tax deductibility of certain executive compensation. The process involved in the executive compensation determination for fiscal 1996 is summarized below:

o Compensation for each of the persons named in the Summary Compensation Table, as well as other senior executives, consists of a base salary, an annual bonus and long-term incentive compensation. Long-term incentives consist primarily of annual grants of units of participation under the Company's Senior Management Value-Sharing Plan (the "Value-Sharing Plan"), supplemented by occasional grants of Incentive Stock Options. The Value-Sharing Plan is closely tied to Company performance as measured by return on shareholders' equity and earnings per share. See "Long-term Incentive Plan Awards in Fiscal 1996."

o The Compensation Committee determines base salaries and annual bonuses after a subjective evaluation of various factors, including salaries paid to senior managers with comparable qualifications, experience and responsibilities at other institutions, individual job performance, local market conditions and the Committee's perception of the overall financial performance of the Company (particularly operating results), without considering specific performance targets or objectives, and without assigning particular weight to individual factors. As to executive officers other than the chief executive officer, the Compensation Committee also considers the recommendations made by the chief executive officer.

o Information regarding salaries paid by other financial institutions is provided annually through an independent survey, and normally every three years by an independent consultant (most recently for 1996). The consultant compares the Company's compensation levels with a peer group of financial institutions selected by asset size from the consultant's data base. In its most recent study, the consultant selected 23 institutions with asset sizes ranging from $2.5 billion to $20.1 billion. Zions ranked in the 43rd percentile among the peer group in terms of asset size. The study indicated, based on a regression analysis, that the base and annual bonus compensation in total for the Company's chief executive officer and the other executive officers was somewhat below the median total compensation level for the peer group as adjusted for institution size. This peer group is not the same peer group used in the Performance Graphs.

o Units of participation in the Value-Sharing Plan's award funds are granted on a discretionary basis, in a laddered structure reflecting the position and proportionate responsibility for overall corporate results of each executive officer in the Company. The allocation of units is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of individual responsibilities.
    The Committee reviewed and approved the Value-Sharing Plan's target levels of return on equity and earnings per share for the 1996 award fund as well as the corresponding variation in size of the award fund. In 1996, as in every year since the Value-Sharing Plan was first adopted, the Company's AROE and AEPS have been within ranges which, if continued throughout the applicable four-year period covered by each award fund, would provide payouts under the plan. A payout occurred under the Value-Sharing Plan in 1996. (See "Summary Compensation Table," n.7.) The Company's consultant has reported that in comparison to the peer group selected by the consultant, the Company's compensation package, for the Executive Officers as a group, provides proportionately less compensation through salary and bonus, and an appropriately competitive level of long-term incentive compensation, consisting of the Value-Sharing Plan and incentive stock options. Consultant reports are merely one factor taken into consideration by the Committee in the process of making an independent and subjective determination as to compensation.

o The Compensation Committee reviews the salary of the chief executive officer and compares it to those in peer positions in companies of similar size and performance levels, using information obtained through the Company's independent compensation consultant concerning salary competitiveness, and extrapolating from information obtained in previous years when no survey has been conducted for the latest year. The Compensation Committee establishes the chief executive officer's base salary and annual bonus based on the Compensation Committee's subjective assessment of the chief executive officer's past performance, its expectation as to his future contributions in leading the Company, and the information provided by the compensation consultant. A similar process is used by the Compensation Committee to determine the number of units of participation the chief executive officer receives in the Value-Sharing Plan.

o The Company periodically grants incentive stock options to executives. Grants were made in April 1996. Such grants are discretionary with the Compensation Committee, and are typically made in a laddered structure reflecting the position of each executive officer in the Company and that person's proportionate responsibility for overall corporate performance. Typically, the chief executive officer recommends the quantity and terms of options to be granted to the executive officers other than the chief executive officer. The allocation of stock options among executive officers is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of the individual's responsibilities. Information regarding the quantity and terms of stock options granted by other financial institutions has been provided by the Company's independent consultant with respect to the peer group selected by the consultant.

EXECUTIVE COMPENSATION COMMITTEE

Jerry C. Atkin, Chairman
Roger B. Porter
Dale W. Westergard

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Dale W. Westergard is a former executive vice president of the Company and is presently a member of the Board of Directors of Zions First National Bank, the Company's largest subsidiary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain directors and officers and/or their affiliates borrow from time to time from Zions First National Bank and other subsidiaries of the Company, at regular rates and terms, and are subject to all rules and regulations applicable to banks. Aggregate loans to the directors, executive officers and principal shareholders of the Company in excess of $60,000 to any such persons as of December 31, 1996, comprised less than 1.0% of total shareholders' equity of the Company. Such borrowings were made in the ordinary course of business, do not involve more-than-normal risks of collectability, and are made on terms comparable to borrowings by others of similar credit risk.

         In September 1993, the Company acquired National Bancorp of Arizona, Inc. ("NBA"). As part of the acquisition of NBA by the Company, the Company agreed to convert all options for the purchase of NBA common stock into options for purchase of common stock of the Company. At the time of the NBA acquisition, John J. Gisi held an option for the purchase of 80,000 shares of NBA common stock (the "NBA Option"). Pursuant to a Stock Option Agreement between the Company and Mr. Gisi, the NBA Option was replaced by an option entitling Mr. Gisi to purchase up to 36,000 shares of the Company (the "New Option"). During 1996 and 1995, Mr. Gisi exercised certain of the New Options which resulted in Mr. Gisi recognizing $937,524 and $807,632 of non-qualified stock option income.

       PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES
                        OF CAPITAL STOCK OF THE COMPANY
                                  (PROPOSAL 2)

         The authorized capital stock of the Company now consists of 33,000,000 shares divided into classes as follows: (1) 30,000,000 shares of Common Stock, without par value, of which 14,576,026 are outstanding as of the record date,
(2) 3,000,000 shares of preferred stock, without par value, none of which are outstanding as of the record date.

         The Board of Directors believes it would be in the best interests of the Company and its shareholders to amend the Articles of Incorporation to increase the authorized capital stock from 33,000,000 shares without par value to 103,000,000 shares divided into 100,000,000 shares of Common Stock without par value, and 3,000,000 shares of Preferred Stock without par value. To effect this change, Article VIII of the Articles of Incorporation would be amended to read in its entirety as follows:

                                  ARTICLE VIII
                          The aggregate number of shares of capital stock which this corporation shall have authority to issue is 103,000,000, divided into two classes as follows:

         (1) 100,000,000 shares of Common Stock, without par value, which shares shall be entitled to one vote per share.

         (2)     3,000,000 shares of Preferred Stock, without par value.

                 The Board of Directors of this corporation is expressly vested with the authority to determine, with respect to any class of Preferred Stock, the dividend rights (including rights as to cumulative, noncumulative or partially cumulative dividends) and preferences, dividend rate, conversion rights, voting rights, rights and terms or redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any such class of Preferred Stock. As to any series of Preferred Stock, the Board of Directors is authorized to determine the number of shares constituting such series, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of that series.

                 The Board of Directors of this corporation is expressly vested with the authority to divide the above-described class of Preferred Stock into series and to fix and determine the variations in the relative rights and preferences of the shares of Preferred Stock of any series so established, including, without limitation, the following:

            (i)    the rate of dividend;
            (ii) the price at and the terms and conditions on which shares may be redeemed;
            (iii) the amount payable upon shares in event of involuntary liquidation;
            (iv) the amount payable upon shares in event of voluntary liquidation;
            (v) sinking fund provisions for the redemption or purchase of shares;
            (vi) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and
            (vii) such other variations in the relative rights and preferences of such shares which at the time of the establishment of such series are not prohibited by law.

         The only change effected in Article VIII by the proposed amendment will be to increase the authorized shares of capital stock from 33,000,000 to 103,000,000 and accordingly increase the authorized shares of Common Stock from 30,000,000 to 100,000,000. The remaining text of Article VIII as set forth above is unchanged from the text as presently in effect.

         The Board of Directors is proposing to increase the authorized Common Stock to enable to Board to split the Common Stock and to afford the Board of Directors flexibility in responding promptly to future financing requirements of the Company, including, without limitation, acquisitions of other businesses for shares of capital stock on the most favorable terms as opportunities may arise from time to time in the future, the raising of additional capital, and issuance pursuant to stock option or other employee benefit or incentive compensation plans. If authorization of any increase in the capital stock is postponed until a specific need arises, the delay and expense incident to obtaining the approval of stockholders at that time could impair the Company's ability to meet its objectives. Other than the contemplated split of the Common Stock, the Company has no immediate need for additional authorized shares. There is no present intention to issue any of the Preferred Stock.

         If the proposed amendment is approved, the additional shares of capital stock would be generally available for issuance without further action by the shareholders. The additional shares of Common Stock issued hereafter would be identical to the Common Stock currently outstanding. No stockholder has any preemptive rights, and issuance of the additional Common Stock could dilute the voting rights of present holders of Common Stock. It is possible, depending upon the transaction in which either Common Stock or Preferred Stock is issued, that issuance of such capital stock could have a dilutive effect on shareholders' equity and earnings per share attributable to present holders.

         The Board of Directors could issue the additional (as well as the existing authorized but unissued) capital stock to impede any unsolicited bid for control of the Company which the Board believed was not in the best interests of the Company and its stockholders. The availability of the additional capital stock as a defensive response to a takeover attempt was not a motivating factor in the Board's approval of the proposed amendment to
Article VIII, and the Board is not aware of any effort to obtain control of the Company.

         The affirmative vote of a majority of the outstanding Common Stock is required for approval of the proposed amendment to Article VIII.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENTS OF ARTICLE VIII OF THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS
                                  (PROPOSAL 3)

         KPMG Peat Marwick LLP, Certified Public Accountants, has served as independent auditor for the Company and its subsidiaries since 1965. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Shareholders, and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed KPMG Peat Marwick LLP as the firm of independent certified public accountants to audit the books and accounts of the Company and its subsidiaries for the year to end December 31, 1997, subject to ratification by the shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ABOVE PROPOSAL.

                                 OTHER BUSINESS
                                  (PROPOSAL 4)

         Except as set forth herein, management has no knowledge of any business to come before the meeting. If, however, any other matters of which management is now unaware properly come before this meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their judgment on such matters.

                  DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS
                         FOR 1998 SHAREHOLDERS' MEETING

         The date by which shareholders' proposals must be submitted to the Company for inclusion in the Proxy Statement for the 1998 Shareholders' Meeting is December 15, 1997.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1996, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, ONE SOUTH MAIN, SUITE 1380, SALT LAKE CITY, UTAH 84111.





ZIONS BANCORPORATION - ONE SOUTH MAIN, SUITE 1380 - SALT LAKE CITY, UTAH 84111 -
                          (801) 524-4787

                              ZIONS BANCORPORATION

                                                         SOLICITED ON BEHALF OF
PROXY                                                    THE BOARD OF DIRECTORS

The undersigned hereby appoints A. SCOTT ANDERSON, DALE M. GIBBONS and W. DAVID HEMINGWAY or any of them with full power of substitution, the lawful attorneys and proxies of the undersigned, to vote all of the shares held by the undersigned in Zions Bancorporation at the Annual Shareholders' Meeting to be held on April 25, 1997 and at all adjournments thereof upon the matters listed below.

1.  To elect Directors

    All nominees listed below (except as marked to the contrary)

                                               FOR / /   WITHHOLD AUTHORITY / /

    INSTRUCTION: To withhold authority for any individual, cross a line through the nominee's name in the list below:

     R. D. Cash   Richard H. Madsen   Robert G. Sarver   Harris H. Simmons

2. To approve the increase in the number of authorized shares of Capital Stock of the Company.
                                             FOR / /   AGAINST / /   ABSTAIN / /

3. To approve the appointment of KPMG Peat Marwick LLP as independent auditors for the year 1997.
                                             FOR / /   AGAINST / /   ABSTAIN / /

4.  To transact any other business as may properly come before the meeting.

                                        AUTHORITY / /   WITHHHOLD AUTHORITY / /

    UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, IN FAVOR OF PROPOSALS 2 and 3, and OTHERWISE IN THE DISCRETION OF ANY OF THE APPOINTEES AS PROXIES.

                                              ________________________________

Dated _________________, 1997.                ________________________________
                                              Please sign exactly as name
                                              appears on reverse side